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                                                                  Exhibit (c)(4)
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                        [LETTERHEAD OF INCONTROL, INC.]




                                                                 August 14, 1998



Guidant Corporation
111 Monument Circle, 29th Floor
Indianapolis, IN 46204

Pegasus Acquisitions Corp.
4111 Hamline Avenue North
St. Paul, MN 55112
Attention: A. Jay Graf, President


        Re:  Representation as to Preferred Stock and Waiver of Certain
             -----------------------------------------------------------
             Covenants in the Merger Agreement
             ---------------------------------

Gentlemen:

        Reference is made to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 10, 1998, by and among InControl, Inc., a Delaware corporation (the "Company"), Guidant Corporation, an Indiana corporation ("Parent") and Pegasus Acquisitions Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Sub," and together with Parent, the "Purchasers"). Any term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Merger Agreement.

        1. The Company hereby represents and warrants that as of the date hereof, all of the shares of Series B Stock issued and outstanding as of August 6, 1998 have been converted by the holders thereof into an aggregate of 844,884 shares of Common Stock, and no shares of the Company's Series B Stock remain issued or outstanding.

        2. The Company hereby waives the performance of the covenant contained in Section 6.14(b) of the Merger Agreement.

        3.  The Purchasers hereby waive performance of the covenant contained in
            Section 6.14(a) of the Merger Agreement.

        4. The Purchasers hereby deem the condition to the Offer contained in Exhibit A to the Merger Agreement that all shares of Series B Stock shall have been redeemed by the Company or converted into shares of Common Stock satisfied.
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        The execution and delivery of this letter agreement shall not, except as specifically provided above, constitute a waiver by any party to the Merger Agreement of any other term or condition of the Merger Agreement, and, except as specifically provided above, the Merger Agreement shall remain unamended and in full force and effect.


        To evidence your agreement with the foregoing, please execute this letter agreement in the space provided below and return said executed counterpart to the undersigned, whereupon this letter agreement shall be a binding agreement among the Company and the Purchasers.


                                Very truly yours,



                                INCONTROL, INC.

                                     /s/ Kurt C. Wheeler
                                By:  ___________________________
                                     Kurt C. Wheeler
                                     Chairman of the Board, President & CEO



AGREED AND ACCEPTED TO:



GUIDANT CORPORATION


     /s/ A. Jay Graf
BY:  ______________________________________________________________
     A. Jay Graf
     Vice President


PEGASUS ACQUISITIONS CORP.


     /s/ A. Jay Graf
BY:  ______________________________________________________________
     A. Jay Graf
     President